SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2007 (February 20, 2007)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

(c)	Danny H. Almond was appointed Vice President and Chief Accounting Officer of Torchmark Corporation by Torchmark’s Board of Directors on February 20, 2007. Executive officers, such as Mr. Almond, are elected annually and serve at the pleasure of the Board of Directors of Torchmark.

Mr. Almond, age 56, served as Vice President, Accounting of Torchmark from December 2005 to February 2007 and was Senior Vice President, Accounting of Torchmark’s subsidiary, United American Insurance Company from October 1999 to December 2005.

There were no plans, contracts or arrangements to which Mr. Almond is a party or in which he participates which were entered into or materially amended in connection with his appointment as Chief Accounting Officer nor was any grant or award made to him or any modification of existing grants, awards, plans, contracts or arrangements made for him in connection therewith.

Item 9.01	Financial Statement and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: February 22, 2007	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

3